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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

    [ ] Preliminary proxy statement

    [x] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material under Rule 14a-11(c) or Rule 14a-12

    [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                DOUBLECLICK INC.
                   -----------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   -----------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

       -------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
       (5) Total fee paid:

       -------------------------------------------------------------------------

   [ ] Fee paid previously with preliminary materials.

       -------------------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

       -------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

       (3) Filing Party:

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       (4) Date Filed:

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



                             [DOUBLECLICK LOGO]
                                                                  April 24, 2002

Dear Stockholders:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders of DoubleClick Inc., to be held at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 47th Floor, New York, New York on Wednesday, May 29, 2002 at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

    If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    The Proxy Statement and the accompanying form of proxy are first being mailed to the Stockholders of DoubleClick Inc. entitled to vote at the Annual Meeting on or about April 29, 2002.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          KEVIN P. RYAN
                                          KEVIN P. RYAN
                                          Chief Executive Officer and Director

                             YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 2002
                              -------------------

    The Annual Meeting of Stockholders (the 'Annual Meeting') of DoubleClick Inc., a Delaware corporation (the 'Company'), will be held at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 47th Floor, New York, New York 10019 on May 29, 2002 at 9:00 a.m. (New York time) for the following purposes, as more fully described in this Proxy Statement:

    (1) To elect three directors to serve until the 2005 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified;

    (2) To approve the Amended and Restated 1997 Stock Incentive Plan, which increases the number of shares subject to awards that a person participating in the Amended 1997 Plan may receive from 1,500,000 shares in one calendar year to a limit of 3,000,000 shares over a two-calendar year period;

    (3) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

    Only stockholders of record at the close of business on April 11, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at our principal executive offices at the address above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          KEVIN P. RYAN
                                          KEVIN P. RYAN
                                          Chief Executive Officer and Director

New York, New York
April 24, 2002

IT IS IMPORTANT THAT YOU COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY

IF YOU PLAN TO ATTEND: PLEASE NOTE THAT ADMISSION TO THE MEETING WILL BE ON A FIRST COME FIRST SERVE BASIS. EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF COMPANY STOCK AS OF THE RECORD DATE, SUCH AS THE ENCLOSED PROXY OR A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                DOUBLECLICK INC.

                              -------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002
                              -------------------

GENERAL

    This Proxy Statement is furnished to stockholders of record of DoubleClick Inc., a Delaware corporation (the 'Company'), as of April 11, 2002 in connection with the solicitation of proxies by the board of directors of the Company (the 'Board of Directors' or 'Board') for use at the annual meeting of stockholders to be held on May 29, 2002 at 9:00 a.m. (New York time) or at any adjournment of postponement (the 'Annual Meeting').

    Our Annual Report on Form 10-K (which does not form a part of the proxy solicitation materials), containing consolidated financial statements for the fiscal year ended December 31, 2001, is being distributed to stockholders together with this Proxy Statement.

    Our principal executive offices are located at 450 West 33rd Street, New York, New York 10001. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company entitled to vote at the Annual Meeting on or about April 29, 2002.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders (collectively, the 'Proposals'). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES

    As of the close of business on April 11, 2002, other than the FloNetwork Special Voting Share described below, our shares of common stock, par value $0.001 per share ('Common Stock'), were our only outstanding voting securities. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share, with such voting rights as may be determined by the Board of Directors for such series.

    In connection with our acquisition of FloNetwork Inc., an Ontario corporation, we issued one special voting share (the 'FloNetwork Special Voting Share'). The FloNetwork Special Voting Share is entitled to vote at annual meetings of stockholders together with Common Stock as a single class. The FloNetwork Special Voting Share is entitled to up to that number of votes equal to the number of exchangeable shares of Thunderball Acquisition II Inc. ('Exchangeable Shares') outstanding on any such applicable record date, currently 207,325 shares, other than those Exchangeable Shares which are held by the Company or its affiliates. Exchangeable Shares were issued to certain FloNetwork Inc. shareholders in connection with the acquisition. Thunderball Acquisition II Inc. is an indirect subsidiary of the Company that holds all of the outstanding shares of FloNetwork Inc. Voting rights under the FloNetwork Special Voting Share are exerciseable by CIBC Mellon Trust Company, as trustee for the holders of Exchangeable Shares, in accordance with instructions duly received from holders of Exchangeable Shares. To the extent that no such instructions are received, such voting rights will not be exercised.

VOTING AND PROXIES

    At the Annual Meeting, each stockholder of record at the close of business on April 11, 2002 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On
April 11, 2002, there were 136,074,507 shares of Common Stock outstanding, including 207,325 shares exchangeable into shares of the Company's Common Stock. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulations of votes cast on Proposals Two and Three and will have the same effect as negative votes. Broker non-votes will not be included in the vote totals and will not affect the outcome of the votes. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices.

    Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxy cards that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with instructions thereon, or if no instructions are given, will be voted, (i) 'FOR' the election of the named nominees as directors of the Company
(ii) 'FOR' the approval of the Amended and Restated 1997 Stock Incentive Plan, and (iii) 'FOR' the ratification of PricewaterhouseCoopers LLP, independent public accountants, as our auditors for the fiscal year ending December 31, 2002, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting 'FOR' the election of the nominees named below as Class II Directors of the Company to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a director of the Company.

    In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect each director. This means that the director nominee with the most affirmative votes for a particular position is elected for that position. Withheld votes and abstentions have no effect on the outcome.

    The Board of Directors currently has eight members. Messrs. Dwight A. Merriman, Kevin P. Ryan and David N. Strohm are Class II directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Messrs. Thomas S. Murphy, Mark E. Nunnelly and Kevin J. O'Connor are Class I directors whose terms expire at the 2004 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Messrs. W. Grant Gregory and Don Peppers are Class III directors whose terms expire at the 2003 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS II
DIRECTORS)

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to us by the nominees. Except as indicated, each nominee has had the same principal occupation for the last five years.

    Dwight A. Merriman, 33, has served as a director of the Company since its inception in January 1996. Mr. Merriman has served as the Company's Chief Technology Officer since February 1996, and served as its Vice President, Engineering from January 1996 until February 1996. From December 1990 until August 1995, Mr. Merriman was a software engineer for Digital Communications Associates, a data communications company (now Attachmate Corporation).

    Kevin P. Ryan, 38, has served as a director and as the Company's Chief Executive Officer since July 2000. Mr. Ryan served as the Company's Chief Operating Officer from April 1998 until July 2000 and as President from July 1997 until July 2000. From June 1996 to March 1998, Mr. Ryan served as the Company's Chief Financial Officer. From January 1994 to June 1996, Mr. Ryan served as Senior Vice President, Business and Finance for United Media, a licensing and syndication company representing comics, columnists and wire services to over 2,000 newspapers around the world. From April 1991 to December 1993, Mr. Ryan served as Senior Manager, Finance for EuroDisney, and from August 1985 to September 1989, Mr. Ryan was an investment banker for Prudential Investment Corporation in both the United States and the United Kingdom. Mr. Ryan serves as an advisor of Doctors Without Borders, an independent humanitarian medical aid agency.

    David N. Strohm, 54, has served as a director of the Company since June 1997. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Switchboard, Inc., a company that provides directory technology and online yellow pages solutions, Legato Systems, a data storage management software company, and ISS Group, Inc., a security software company.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF DWIGHT
A. MERRIMAN, KEVIN P. RYAN AND DAVID N. STROHM AS CLASS II DIRECTORS UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such director. Except as indicated, each of these directors has had the same principal occupation for the last five years.

CLASS I DIRECTORS (TERMS EXPIRE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS)

    Thomas S. Murphy, 76, has served as a director of the Company since March 1998. From 1966 until 1990, Mr. Murphy served as Chief Executive Officer and Chairman of the board of Capital Cities ABC, Inc., a major media company. From 1990 until 1994, Mr. Murphy relinquished the title of Chief Executive Officer but resumed this title again from 1994 until 1996. Since February 1996, Mr. Murphy has been retired. Mr. Murphy currently serves on the board of directors of The Walt Disney Company, a motion picture and television production, amusement park, land management and consumer products company, HCA -- The Healthcare Company, a provider of health care services, and is the Chairman of the Board of Trustees of Save the Children.

    Mark E. Nunnelly, 43, has served as a director of the Company since June 1997. Since 1990, Mr. Nunnelly has served as a Managing Director of Bain Capital Holdings, LLC, a private investment company. Mr. Nunnelly currently serves as a director of CTC Communications Group, Inc., a facilities based competitive local exchange carrier, Eschelon, a telecommunications company, Interpath, a software applications outsourcing company, Domino's Pizza, a pizza delivery company, and Dade International, a health care company.

    Kevin J. O'Connor, 41, has served as Chairman of the Board of Directors since its inception in January 1996. From the Company's inception in January 1996 until July 2000, Mr. O'Connor also served as the Company's Chief Executive Officer. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network ('IAN'), an Internet advertising company which he founded. From September 1994 to December 1995, Mr. O'Connor served as director of Digital Research for Digital Communications Associates, a data communications company (now

Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research. From its inception in May 1983 until its sale in April 1992, Mr. O'Connor served as Vice President, Research of Intercomputer Communications Corp., a software development company. Mr. O'Connor serves as a director of 1-800-flowers.com, a gift company, ISS Group, Inc., a security software company, and Screaming Media, an Internet technology and content solutions company.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS)

    W. Grant Gregory, 60, has served as a director of the Company since its inception in January 1996. Since 1988, Mr. Gregory has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm. Mr. Gregory serves as a director of AMBAC Financial Group, a financial services company.

    Don Peppers, 51, has served as a director of the Company since January 1998. Since January 1992, Mr. Peppers has served as a partner of Peppers and Rogers Group, a management consulting firm. He serves on the board of directors of Modem Media, Inc. and serves on the board of advisors for Internet Capital Group, E.piphany and BroadVision.

COMPENSATION OF DIRECTORS

    Cash Compensation. Directors do not receive a cash retainer or other fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with attending these meetings.

    Stock Option Grants. Under the Automatic Option Grant Program under the Company's Amended and Restated 1997 Stock Incentive Plan (the 'Amended 1997 Plan'), each non -employee member of the Board of Directors is automatically granted a non-statutory option to purchase 100,000 shares of Common Stock at the time of his or her initial election or appointment to the Board of Directors, provided that individual has not previously been in the employ of the Company or any parent or subsidiary of the Company. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a member of the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting, will automatically be granted a non-statutory option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee member of the Board of Directors for at least six (6) months. All automatic option grants will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a term of ten years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee member of the Board of Directors cease prior to the lapse of such repurchase rights. The initial grant of 100,000 shares will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each 20,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors.

    Pursuant to these provisions, on May 31, 2001, each of Messrs. Gregory, Murphy, Nunnelly, Strohm and Peppers received an automatic option grant to purchase 20,000 shares at an exercise price of $13.05.

    Other Arrangements. Mr. Kevin O'Connor, the Chairman of the Board of Directors, is an employee of the Company and for the year ended 2001 received a total salary and bonus of $81,400.

                                   PROPOSAL 2
                          APPROVAL OF THE AMENDED AND
                       RESTATED 1997 STOCK INCENTIVE PLAN

    The Company's stockholders are being asked to approve the Amended 1997 Plan which amends the maximum number of shares of our Common Stock underlying option grants and direct stock issuances which a person participating in the Amended 1997 Plan may receive from 1,500,000 in one calendar year to 3,000,000 per each two-calendar year period. Stockholder approval of this Proposal Two also constitutes approval of the following options granted to Kevin Ryan: an option to purchase 50,000 shares granted on June 18, 2001 at an exercise price of $11.58 and an option to purchase 450,000 shares granted on October 1, 2001 at an exercise price of $5.40, which prices equal the fair market value per share of Common Stock on the option grant date, and which options become exercisable as to the option to purchase 750,000 shares on June 18, 2006 and as to the option to purchase 450,000 shares in substantially equal amounts over a thirty-six month period, commencing on November 1, 2001.

    The Board of Directors adopted the Amended 1997 Plan on April 19, 2002, to be effective as of June 18, 2001, subject to stockholder approval as provided in this Proposal. The Company relies on equity incentives to attract and retain key employees and other individuals in the Company's service. The Board of Directors believes that the amendment is needed to provide flexibility with regard to the individual limits under the Amended 1997 Plan, and is in the best interests of stockholders to ensure that the Company can continue to attract and retain qualified individuals.

    The following is a summary of the principal features of the Amended 1997 Plan. A copy of the actual plan document is included as Annex A to this Proxy Statement. The Amended 1997 Plan serves as the successor to the Company's 1996 Stock Option Plan (the 'Predecessor Plan') which terminated in connection with the initial public offering of the Company's Common Stock in February 1998. All outstanding options under the Predecessor Plan at the time of such termination were transferred to the Amended 1997 Plan. All share numbers in this summary reflect both 2 for 1 stock splits effected by the Company on April 5, 1999 and January 10, 2000.

EQUITY INCENTIVE PROGRAMS

    The Amended 1997 Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members. The Board has also delegated to the Compensation Committee the authority to make option grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs to individuals other than the Company's executive officers and non-employee Board members. However, the Board may at any time reclaim the authority to administer those programs with respect to those individuals and the Board may at any time appoint a secondary committee of one or more Board members to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members.

    The term Plan Administrator as used in this summary will mean the Board of Directors, the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Amended 1997 Plan. However, none of the Board, the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in strict compliance with the express provisions of such program.

SHARE RESERVE

    An aggregate of 37,548,152 shares of Common Stock has been reserved for issuance under the Amended 1997 Plan. This share reserve consists of (i) the 12,000,000 shares initially reserved for issuance under the Amended 1997 Plan,
(ii) the additional increase of 2,348,152 shares of Common Stock added to the reserve on January 4, 1999 pursuant to the automatic share increase provisions of the Amended 1997 Plan, (iii) the 16,000,000-share increase approved by the stockholders at the 1999 Annual Stockholders Meeting, (iv) the additional increase of 2,400,000 shares of Common Stock added to the reserve on January 4, 2000 pursuant to the automatic share increase provisions of the Amended 1997 Plan, (v) the additional increase of 2,400,000 shares of Common Stock added to the reserve on January 2, 2001 pursuant to the automatic share increase provisions of the Amended 1997 Plan and (vi) the additional increase of 2,400,000 shares of Common Stock added to the reserve on January 2, 2002 pursuant to the automatic share increase provisions of the Amended 1997 Plan. The share reserve will automatically be increased on the first trading day of January of each calendar year, by a number of shares equal to 3% of the total number of shares of Common Stock outstanding on the last trading day of the prior calendar year, subject to a maximum annual increase of 2,400,000 shares. Stockholder approval of this Proposal Two will also constitute a reapproval of the aggregate share reserve under the Amended 1997 Plan for purposes of Internal Revenue Code
Section 162(m).

    No participant in the Amended 1997 Plan may receive option grants or direct stock issuances for more than 3,000,000 shares of Common Stock in the aggregate per each two-calendar year period. Stockholder approval of this Proposal Two will constitute approval of the amended individual limitation for purposes of Internal Revenue Code Section 162(m).

    The shares of Common Stock issuable under the Amended 1997 Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    Shares subject to any outstanding options under the Amended 1997 Plan (including options transferred from the Predecessor Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the Amended 1997 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Amended 1997 Plan will be added back to the number of shares reserved for issuance under the Amended 1997 Plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the Amended 1997 Plan will not be available for reissuance.

    Should the exercise price of an option under the Amended 1997 Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Amended 1997 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Amended 1997 Plan, then the number of shares of Common Stock available for issuance under the Amended Plan will be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

ELIGIBILITY

    Officers and employees, non-employee Board members and independent consultants or advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board of Directors.

    As of April 17, 2002, ten executive officers, five non-employee Board members and approximately 1,316 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the Amended 1997 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 17, 2002, the fair market value per share determined on such basis was $9.26.

DISCRETIONARY OPTION GRANT PROGRAM

    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

    The exercise price per share will be fixed by the Plan Administrator and may not be less than 85% of the fair market value of the shares on the date of grant. No option will have a term in excess of ten years, and each option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares in which case the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The exercise price for the options may be paid in cash or in shares of our Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

STOCK ISSUANCE PROGRAM

    Shares of Common Stock may be issued under the Stock Issuance Program at a price per share determined by the Plan Administrator, but not less than 85% of the fair market value of the shares. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Common Stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

    The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

    Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, non-employee Board members will receive a series of option grants over their period of Board service. Each individual non-employee member of the Board is automatically granted a non-statutory option to purchase 100,000 shares of Common Stock, at the time of his or her initial election or appointment to the Board, provided that individual has not previously been in the employ of the Company or any parent or subsidiary of the Company. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a member of the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting, will automatically be granted a non-statutory option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee member of the Board of Directors for at least six (6) months. There will be no limit on the number of such 20,000-share option grants any one non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more such option grants over their period of Board service. All automatic option grants will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a term of ten years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee member of the Board of Directors cease prior to the lapse of such repurchase rights. The initial grant of 100,000 shares will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each 20,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon
(i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service. The exercise price for automatic options may be paid in any of the forms permitted under the Discretionary Option Grant Program.

    Stockholder approval of this Proposal Two will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized herein.

PREDECESSOR PLAN

    All outstanding options under the Predecessor Plan which were transferred to the Amended 1997 Plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the Amended 1997 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Common Stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the Amended 1997 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

AWARDS UNDER THE AMENDED 1997 PLAN

    The table below shows, for the Company's Chief Executive Officer ('CEO'), the four other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Amended 1997 Plan from January 1, 2001 through April 17, 2002 to such individuals and groups, together with the weighted average exercise price payable per share.

                                                          NUMBER OF       WEIGHTED AVERAGE
                                                      SHARES UNDERLYING    EXERCISE PRICE
                 NAME AND POSITION                      OPTION GRANTS        PER SHARE
                 -----------------                      -------------        ---------
Kevin J. O'Connor ..................................             --                --
  Chairman of the Board
Kevin P. Ryan ......................................      2,000,000            $10.55
  Chief Executive Officer and Director
Bruce D. Dalziel ...................................        180,500            $ 8.73
  Chief Financial Officer
Dwight A. Merriman .................................        320,000            $10.84
  Chief Technical Officer and Director
Mok Choe ...........................................        300,000            $ 8.91
  Chief Information Officer
Jonathan D. Shapiro ................................         25,000            $11.58
  Chief Strategy Officer
David S. Rosenblatt ................................        725,000            $ 8.45
  President
Christopher Saridakis ..............................        160,000            $ 7.72
  Senior Vice President, TechSolutions
Brian M. Rainey ....................................        105,000            $ 7.70
  Senior Vice President and General Manager, Abacus
Courtland B. Cunningham ............................         98,750            $ 7.79
  Senior Vice President, TechSolutions
Jeffrey Silverman ..................................         80,000            $ 6.95
  Vice President and General Manager, Media
All current executive officers as a group (10
  persons)..........................................      3,994,250            $ 9.66
Stephen R. Collins .................................        275,000            $10.39
  Former Chief Financial Officer
Barry M. Salzman ...................................        325,000            $10.29
  Former President, Global Media
All current non-employee directors as a group
  (5 persons).......................................        100,000            $13.05
All employees, including current officers who are
  not executive officers, as a group
  (1,306 persons)...................................      4,237,208            $ 8.90

NEW PLAN BENEFITS

    The awards to be made in the future under the Amended 1997 Plan (and the exercise or purchase price of such awards) are not determinable.

    As of April 17, 2002, 20,573,853 shares of Common Stock were subject to outstanding options under the Amended 1997 Plan, 7,971,912 shares of Common Stock had been issued under the Amended 1997 Plan, and 9,002,397 shares of Common Stock remained available for future issuance.

GENERAL PROVISIONS

ACCELERATION

    In the event there should occur a change in control of the Company, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator has discretion to limit the application of these provisions to options and stock issuances granted under the Plan. The Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable for all the option shares in the event the optionee's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

    The Plan Administrator also has the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control. The shares subject to each option under the Automatic Option Grant Programs will immediately vest upon any change in control transaction.

    A change in control will be deemed to occur upon (i) a merger or consolidation approved by the Company's stockholders in which there is a change in ownership of more than fifty percent (50%) of the Company's outstanding voting stock, (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock.

    The vesting of all options granted since October 1, 2001 to certain employees at the Vice President level and above accelerate by one year upon the occurrence of a change of control; in addition, the vesting of all options granted since October 1, 2001 to the Chief Executive Officer and those executives who report directly to the Chief Executive Officer accelerate in full in the event the employee's service with the Company is terminated (actually or constructively) other than for misconduct within one year following the change of control.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCKHOLDER RIGHTS AND OPTION TRANSFERABILITY

    No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members, to the extent such transfer is in connection with the optionee's estate plan.

CHANGES IN CAPITALIZATION

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Amended 1997 Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Amended 1997 Plan is to increase automatically each year (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Amended 1997 Plan per two-calendar year period, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Amended 1997 Plan, and (vi) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plan to the Amended 1997 Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Amended 1997 Plan or the outstanding options thereunder.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Amended 1997 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the Amended 1997 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Amended 1997 Plan will terminate on the earliest of (i) November 6, 2007, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or
(iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the Amended 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value of the purchased shares exceeds the exercise price paid for those shares will generally constitute an adjustment to the optionee's income for purposes of the alternative minimum tax, determined on the later of the date of exercise or the date the purchased shares become nonforfeitable. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and
(ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income, in the year of exercise of the option, an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    Direct Stock Issuances. The tax principles applicable to direct stock issuances under the Amended 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Internal Revenue Code Section 162(m) limits to $1 million per person the federal income tax deduction in respect of compensation paid in a calendar year to certain of the Company's executive officers. The Amended 1997 Plan contains provisions that permit the Company, on a grant-by-grant basis, to make awards of incentive stock options and non-statutory options that will qualify as performance-based compensation so that the compensation deemed paid upon the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of option shares as of the grant date may be excluded from the deduction limitation.

ACCOUNTING TREATMENT

    Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Option grants or stock issuances made under the Amended 1997 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest. The options to purchase 500,000 shares of Common Stock granted to Kevin Ryan that are conditioned upon stockholder approval of this Proposal Two will be treated for accounting purposes as granted on the date of the Annual Meeting, and accordingly the Company will recognize compensation expense over the respective vesting periods to the extent the fair market value per share on such date exceeds the exercise price of the options.

    In March 2000, the Financial Accounting Standards Board issued an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the interpretation, option grants made to non-employee consultants (but not non-employee Board members), will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, under the interpretation, any options which are repriced will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares.

OTHER STOCK OPTION/ISSUANCE PLANS

    As of April 17, 2002, the Company has approximately 1,032,561 shares of Common Stock reserved for issuance pursuant to outstanding options plans and arrangements that have been assumed in connection with business acquisitions. No additional options may be granted under any of these arrangements.

    In addition, the Company maintains the 1999 Non Officer Stock Option/Stock Issuance Plan, under which 750,000 shares of Common Stock have been reserved for issuance under stock option or direct stock issuances granted to employees and consultants of the Company and any parent or subsidiary of the Company, other than officers of the Company. No options or shares have been issued under this plan.

STOCKHOLDER APPROVAL

    The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Amended 1997 Plan. Should such stockholder approval not be obtained, the contingent options granted to Kevin Ryan to purchase 500,000 shares will be cancelled as of the date of the Annual Meeting and the 1997 Stock Incentive Plan will continue in effect without the changes to the per person limitation on the number of shares subject to awards that may be granted in any one calendar year. Option grants and direct stock issuances may continue to be made under the 1997 Stock Incentive Plan until all the shares available for issuance under the Amended 1997 Plan have been issued pursuant to such option grants and direct stock issuances or until its earlier expiration or termination.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as our independent accountants to serve for the year ending December 31, 2002, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Although stockholder ratification of the selection of independent accountants is not required, the Board of Directors considers it desirable for the stockholders to vote upon this selection. The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of independent accountants. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to this proposal. If the stockholders do not approve the selection of PricewaterhouseCoopers LLP as independent auditors, the Audit Committee will consider the selection of other independent accountants. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer appropriate questions from stockholders.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2001

    Audit Fees: An aggregate of approximately $349,000 was billed for professional services rendered for the audit of the Company's annual financial statements for the 2001 fiscal year and for the reviews of financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year.

    Financial Information Systems Design and Implementation Fees:
PricewaterhouseCoopers LLP did not render professional services to the Company relating to financial information systems design and implementation during the 2001 fiscal year.

    All Other Fees: Fees billed to the Company by PricewaterhouseCoopers LLP during the 2001 fiscal year for all other non-audit services rendered to the Company, including Securities and Exchange Commission registration statements, tax consulting services, statutory audits and other assurance services totaled $2.15 million.

    The Company's Audit Committee considered whether the provision of non-audit services rendered by PricewaterhouseCoopers LLP to the Company was compatible with maintaining PricewaterhouseCoopers LLP's independence.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 31, 2002 by (1) each person (or group of affiliated persons) who is known by us to beneficially own five percent or more of our Common Stock, (2) each of our directors and 'Named Executive Officers' and (3) all of our directors and executive officers as a group. Except as specified below, all persons listed have sole voting and investment power with respect to their shares and can be reached at our headquarters located at 450 West 33rd Street, New York, New York 10001.

                                                                   BENEFICIAL
                                                                  OWNERSHIP(1)
                                                              --------------------
                                                                SHARES     PERCENT
                                                                ------     -------
Kevin J. O'Connor(2)........................................   8,594,959     6.3%
Kevin P. Ryan(3)............................................   1,975,468     1.4
Dwight A. Merriman(4).......................................   4,744,010     3.5
David S. Rosenblatt(5)......................................     400,042     *
Christopher Saridakis(6)....................................     244,897     *
Brian M. Rainey(7)..........................................     216,712     *
Stephen R. Collins(8).......................................     229,812     *
Barry M. Salzman(9).........................................     363,835     *
W. Grant Gregory(10)........................................     164,718     *
Thomas S. Murphy(11)........................................     180,200     *
Mark E. Nunnelly(12)........................................     165,912     *
Don Peppers (13)............................................     130,910     *
David N. Strohm(14).........................................     178,376     *
Bear Stearns Asset Management Inc.(15)......................   7,411,400     5.4
Bear Stearns S&P STARS Portfolio(16)........................   7,075,000     5.2
Capital Research and Management Company(17).................  12,929,600     9.5
Munder Capital Management(18)...............................   8,213,436     6.0
All directors and executive officers as a group (18
  persons)(19)..............................................  23,105,717    17.0

---------

 * Less than one percent

 (1) Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of March 31, 2002 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage ownership is calculated based on shares of our Common Stock outstanding as of March 31, 2002.

 (2) Includes (i) 823,244 shares of Common Stock issuable upon the exercise stock options; (ii) 15,680 shares of Common Stock held by Nancy O'Connor, Mr. O'Connor's wife; (iii) 150,000 shares of Common Stock held by the KN Trust, of which Nancy O'Connor is a trustee; (iv) 37,036 shares of Common Stock held by The KONO 1999 Charitable Remainder Trust, of which
     Mr. O'Connor and his wife are the beneficiaries, but Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee; and
     (v) 57,935 shares of Common Stock held by the KONO 1999 NIM-Charitable Remainder Unitrust, of which Mr. O'Connor and his wife are the beneficiaries, but Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee. Mr. O'Connor has not retained investment control over the shares held by the KONO 1999 trusts, and, therefore, Mr. O'Connor disclaims all beneficial ownership of these shares. Of these shares, Mr. O'Connor does not have sole investment control over 755,555 shares of Common Stock that are subject to a planned selling program pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act').

 (3) Includes 1,667,683 shares of Common Stock issuable upon the exercise of stock options, 87,497 of which are subject to stockholder approval under Proposal Two. Does not include 3,075,001 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002, 412,503 of which are subject to stockholder approval under Proposal Two.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (4) Includes 977,526 shares of Common Stock issuable upon the exercise of stock options. Does not include 616,946 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002. Of these shares, Mr. Merriman does not have sole investment control over 95,000 shares of Common Stock that are subject to a planned selling program pursuant to Rule 10b5-1 of the Exchange Act.

 (5) Includes 390,042 shares of Common Stock issuable upon the exercise of stock options. Does not include 777,667 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002.

 (6) Includes 167,054 shares of Common Stock issuable upon the exercise of stock options. Does not include 263,057 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002.

 (7) Includes 159,036 shares of Common Stock issuable upon the exercise of stock options. Does not include 128,236 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002.

 (8) Includes 194,812 shares of Common Stock issuable upon the exercise of stock options. Does not include 476,665 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002.

 (9) Includes 262,835 shares of Common Stock issuable upon the exercise of stock options. Does not include 406,874 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2002.

(10) Includes 80,000 shares of Common Stock issuable upon the exercise of stock options.

(11) Includes 160,000 shares of Common Stock issuable upon the exercise of stock options.

(12) Includes 60,000 shares of Common Stock issuable upon the exercise of stock options.

(13) Includes 92,500 shares of Common Stock issuable upon the exercise of stock options.

(14) Includes 80,000 shares of Common Stock issuable upon the exercise of stock options. Does not include 40,000 shares held by the Strohm-Reavis Living Trust for which Mr. Strohm is trustee.

(15) This information is derived from a Schedule 13G dated February 7, 2002, filed with the Securities and Exchange Commission (the 'Commission') by Bear Stearns Asset Management Inc. ('BSAM'). BSAM has sole dispositive and sole voting power with respect to all 7,411,400 of the shares. BSAM's address is 383 Madison Avenue, 27th Floor, New York, New York 10179.

(16) This information is derived from a Schedule 13G dated February 7, 2002, filed with the Commission by Bear Stearns S&P STARS Portfolio. ('BSS&P'). BSS&P has sole dispositive and sole voting power with respect to all 7,075,000 of the shares. BSS&P's address is 383 Madison Avenue, 27th Floor, New York, New York 10179.

(17) This information is derived from a Schedule 13G dated February 11, 2002, filed with the Commission by Capital Research and Management Company ('CRMC') and SMALLCAP World Fund, Inc. ('SCWF'). CRMC has sole dispositive power and no voting power with respect to all 12,929,600 of the shares. SCWF has sole voting power and no dispositive power with respect to 7,789,000 of the 12,929,600 shares. CRMC and SCWFs' address is 333 South Hope Street, Los Angeles, California 90071.

(18) This information is derived from a Schedule 13G dated February 12, 2002, filed with the Commission by Munder Capital Management ('MCM'). MCM has sole dispositive power with respect to all 8,213,436 of the shares and sole voting power with respect to 8,139,916 of the 8,213,436 shares. MCM's address is 480 Pierce Street, Suite 300, P.O. Box 3043, Birmingham, Michigan 40812.

(19) Includes: Kevin J. O'Connor, Kevin P. Ryan, Bruce D. Dalziel, Dwight A. Merriman, Mok Choe, Jonathan Shapiro, David S. Rosenblatt, Christopher Saridakis, Brian M. Rainey, Courtland B. Cunningham, Jeffrey Silverman, Stephen R. Collins, Barry M. Salzman, W. Grant Gregory, Thomas S. Murphy, Mark E. Nunnelly, Don Peppers and David N. Strohm.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Our executive officers are as follows:

           NAME              AGE                          POSITION
           ----              ---                          --------
Kevin P. Ryan..............  38   Chief Executive Officer and Director
Bruce D. Dalziel...........  44   Chief Financial Officer
Dwight A. Merriman.........  33   Chief Technical Officer and Director
David S. Rosenblatt........  34   President
Mok Choe...................  43   Chief Information Officer
Jonathan D. Shapiro........  39   Chief Strategy Officer
Christopher Saridakis......  33   Senior Vice President, TechSolutions
Brian M. Rainey............  40   Senior Vice President and General Manager, Abacus
Courtland B. Cunningham....  33   Senior Vice President, TechSolutions
Jeffrey Silverman..........  35   Vice President and General Manager, Media

                   INFORMATION CONCERNING EXECUTIVE OFFICERS
                             WHO ARE NOT DIRECTORS

    Bruce D. Dalziel has served as the Company's Chief Financial Officer since October 2001. From August 2001 to October 2001, Mr. Dalziel served as the Company's acting Chief Financial Officer. From January 2001 to August 2001, Mr. Dalziel served as the Company's Vice President of Finance and Operations for the Technology, Data and Research divisions. Mr. Dalziel joined the Company in September 2000 as Vice President of Financial Planning and Analysis and continued in this position until January 2001. From September 1986 to August 2000, Mr. Dalziel served in a variety of roles at Prudential Insurance Company of America, including Chief Financial Officer for International Insurance, Fixed Income Portfolio Manager and Head of Institutional Asset Management Sales and Vice President, Planning and Analysis for Prudential as a whole.

    David S. Rosenblatt has served as the Company's President since December 2001. From November 2000 until December 2001, he served as the Company's President, Technology, Data and Research. From October 1999 until November 2000, Mr. Rosenblatt served as the Company's Senior Vice President of Global Technology Solutions. Prior to that, Mr. Rosenblatt was Vice President and General Manager of the Company's Closed-Loop Marketing Solutions, which he launched in August 1998 and he also served as the Director of Strategic Planning. Mr. Rosenblatt joined DoubleClick in August 1997 as the Product Manager of the DART for Publishers service and continued in this position until August 1998. In 1996, Mr. Rosenblatt was responsible for Omnipoint Communications' online content products as part of Omnipoint's rollout of its Personal Cellular Service in the fall of 1996. Mr. Rosenblatt serves as a director of Axiom Legal Solutions, Inc., a legal services company.

    Mok Choe has served as the Company's Chief Information Officer since December 2001. From May 1999 to November 2001, Mr. Choe was co-Chief Information Officer and the Vice President, Applications Development of Ameritrade, Inc. From July 1997 to April 1999, Mr. Choe was Assistant Vice President of Nationwide Mutual Insurance Company. Mr. Choe spent a total of six years in the insurance industry leading the teams that developed automated underwriting and claims systems development for Nationwide Insurance and was the Division Manager of Information Services at United States Fidelity & Guaranty Company from June 1993 to June 1997.

    Jonathan D. Shapiro has served as the Company's Chief Strategy Officer since January of 2002. Prior to this Mr. Shapiro was Senior Vice President of Strategy for DoubleClick's Tech, Data and Research businesses. From June 1999 to January 2001 Mr. Shapiro served as the Company's Senior Vice President of Abacus Online. From February 1998 to June 1999, Mr. Shapiro served as the Company's Vice President of Business Development, overseeing operation of the DoubleClick network. Prior to joining DoubleClick, Mr. Shapiro served as an interactive multimedia specialist for McKinsey & Co. from April 1997 to February 1998 and prior to this was Vice President, Corporate Development of United Media from January 1995 to April 1997, where he was responsible for the management of United Media's Internet business.

    Christopher Saridakis has served as the Company's Senior Vice President of TechSolutions since May 2001. From October 1998 to June 2001, Mr. Saridakis was the Company's Vice President and General Manager of TechSolutions, responsible for the entire North American and South American technology solutions business. From August 1997 to October 1998, Mr. Saridakis managed the Company's DART technology division. From October 1993 to August 1997, Mr. Saridakis was the Director of New Products & Business Development for Enterprise Solutions at Reuters America, Inc. From July 1991 to October 1993, Mr. Saridakis worked at Lehman Brothers Inc., as the Assistant Vice President for the Central Funding Desk.

    Brian M. Rainey has served as Senior Vice President and General Manager of DoubleClick's Abacus division since January 2001. From November 2000 until January 2001, Mr. Rainey served as the acting President and then the President of DoubleClick's Abacus division. From June 1999 until November 2000, Mr. Rainey served as Executive Vice President and Chief Performance Officer of Abacus, which was acquired by, and became a division of DoubleClick in November 1999. From January 1998 until June 1999, Mr. Rainey served as Executive Vice President, Merchandise Services at Abacus and from January 1996 until January 1998 as Senior Vice President, Catalog Client Services.

    Courtland B. Cunningham has served as the Company's Senior Vice President, TechSolutions since April 2002. From July 2000 until April 2002, Mr. Cunningham was the Vice President and General Manager of DARTmail. From January 2000 to July 2000, Mr. Cunningham served as Vice President of Business Operations for the Company's technology group. From August 1997 to January 2000, Mr. Cunningham worked as a case team leader at Bain & Co., a Boston based consulting firm.

    Jeffrey Silverman has served as the Company's Vice President and General Manager, Media since November 2001. From September 2000 to November 2001, Mr. Silverman served as the Company's Vice President of Corporate Sales and Account Management. From January 1998 to September 2000, Mr. Silverman served the Company in several key roles, such as Director of Sponsorships Sales for the DoubleClick Network and as Publisher of the Company's Business Network. Prior to that Mr. Silverman was President of SDC Associates LLC, a consulting company, which he founded in 1996.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation paid for the years ended December 31, 1999, 2000 and 2001 to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who served as executive officers as of December 31, 2001 and two other individuals who were executive officers during 2001 (together, the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION/
                                           ANNUAL COMPENSATION(1)           AWARDS
                                       -------------------------------    UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)       BONUS($)      OPTION       COMPENSATION
     ---------------------------       ----   ---------       --------      ------       ------------
Kevin P. Ryan .......................  2001   $291,667        $168,000     2,000,000            --
  Chief Executive Officer              2000    200,000          75,000       887,084            --
                                       1999    175,000          43,750     1,500,000            --
Dwight A. Merriman ..................  2001   $225,000        $ 81,000       320,000            --
  Chief Technology Officer             2000    175,000          67,500       106,072            --
                                       1999    143,750          37,500       600,000            --
David S. Rosenblatt .................  2001   $279,167        $134,750       725,000            --
  President                            2000    158,333         165,000        29,709            --
                                       1999    121,250          87,500       358,000       $ 1,500(2)
Christopher Saridakis ...............  2001   $196,042        $ 55,000       160,000       $33,313(2)
  Senior Vice President,               2000    147,917          22,500        47,111            --
  TechSolutions                        1999    121,250          62,500       180,000            --
Brian M. Rainey .....................  2001   $227,083        $ 55,000       103,750       $26,325(2)
  Senior Vice President and General    2000    191,250          67,500         8,397        20,184(3)
  Manager, Abacus                      1999    165,000          34,031       129,400        77,456(2)
Stephen R. Collins(4) ...............  2001   $245,869        $100,500       275,000            --
  Former Chief Financial Officer       2000    181,667          67,500        26,477            --
                                       1999    152,640          40,000       335,000            --
Barry M. Salzman(5) .................  2001   $279,167        $150,000       325,000            --
  Former President, Global Media       2000    191,667          82,500         9,709       $ 1,000(6)
                                       1999    168,750          87,500       260,000            --

---------

(1) In accordance with the rules of the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Executive Officers for the years ended December 31, 1999, 2000 and 2001.

(2) Consists solely of commissions.

(3) Includes $18,684 of commissions and an employee referral payment of $1,500.

(4) Mr. Collins resigned as our Chief Financial Officer in August 2001, but continued to work for the Company until March 2, 2002.

(5) Mr. Salzman resigned as our President, Global Media in December 2001, but continues to work for the Company.

(6) Consists solely of an employee referral payment.

OPTION GRANTS IN LAST YEAR

    The following table sets forth certain information regarding options granted to the Named Executive Officers during 2001. The Company has not granted any stock appreciation rights to any of the Named Executive Officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2001

                                             INDIVIDUAL GRANTS
                            ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF         % OF TOTAL                           AT ASSUMED ANNUAL RATES OF
                              SHARES           OPTIONS     EXERCISE                 STOCK PRICE APPRECIATION
                            UNDERLYING        GRANTED TO    PRICE                      FOR OPTION TERM(3)
                             OPTIONS          EMPLOYEES      PER      EXPIRATION   --------------------------
           NAME             GRANTED(1)        IN 2001(2)    SHARE        DATE          5%            10%
           ----             ----------        ----------    -----        ----          --            ---
Kevin P. Ryan(4)..........   250,000             3.00%      $15.75    8/18/2010    $2,170,842    $ 5,346,912
                             250,000             3.00        12.54    8/21/2010     1,728,403      4,257,160
                             300,000             3.60         9.72     1/2/2010     1,833,619      4,646,772
                             750,000(11)         9.00        11.58    6/18/2011     5,461,917     13,841,631
                             450,000(12)(13)     5.40         5.40    10/1/2011     1,528,204      3,872,788
Dwight A. Merriman(5).....    50,000             0.60        15.75    8/18/2010       434,168      1,069,382
                              50,000             0.60        12.54    8/21/2010       345,680        851,432
                             140,000             1.68        11.58    6/18/2011     1,019,557      2,583,771
                              80,000(13)         0.96         5.40    10/1/2011       271,680        688,495
David S. Rosenblatt(6)....   225,000             2.70         9.72     1/2/2011     1,375,214      3,485,079
                             200,000             2.40        11.58    6/18/2011     1,456,511      3,691,101
                             300,000(13)         3.60         5.40    10/1/2011     1,018,803      2,581,858
Christopher
  Saridakis(7)............    60,000             0.72        11.58    6/18/2011       436,953      1,107,330
                             100,000(14)         1.20         5.40    10/1/2011       339,601        860,619
Brian M. Rainey(8)........    50,000             0.60         9.72     1/2/2011       305,603        774,462
                               1,250             0.02         5.40     4/2/2011         4,245         10,757
                               1,250             0.02        11.13     4/2/2011         8,745         22,162
                               1,250             0.02        13.71     4/2/2011        10,777         27,312
                              50,000(13)         0.60         5.40    10/1/2011       169,800        430,309
Stephen R. Collins(9).....   175,000             2.10         9.72     1/2/2011     1,069,611      2,710,617
                             100,000             1.20        11.58    6/18/2011       728,255      1,845,550
Barry M. Salzman(10)......   225,000             2.70         9.72     1/2/2011     1,375,214      3,485,079
                             100,000             1.20        11.58    6/18/2011       728,255      1,845,550

---------

 (1) Except as noted otherwise, the options shown in this table are only subject to accelerated vesting in the event of the change of control of the Company if not assumed or replaced with a comparable right.

 (2) During 2001, the Company granted employees options to purchase an aggregate of 8,306,282 shares of Common Stock.

 (3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

 (4) Mr. Ryan's option to purchase 250,000 shares (having an exercise price per share of $15.75) vests monthly over a twelve month period commencing on August 18, 2002. Mr. Ryan's option to purchase 250,000 shares (having an exercise price per share of $12.54) vests monthly over a twelve month period commencing on August 18, 2003. Twenty-five percent of Mr. Ryan's option to purchase 300,000 shares vested on January 2, 2002, the balance vests in substantially equal installments over the following thirty-six month period. Mr. Ryan's option to purchase 750,000 shares vests on June 18, 2006. One thirty-sixth of Mr. Ryan's option to purchase 450,000 shares vests over a thirty-six month period, commencing on November 1, 2001.

 (5) Mr. Merriman's option to purchase 50,000 shares (having an exercise price per share of $15.75) vests monthly over a twelve month period commencing on August 18, 2002. Mr. Merriman's option to purchase 50,000 shares (having an exercise price per share of $12.54) vests monthly over a twelve
                                              (footnotes continued on next page)

(footnotes continued from previous page) month period commencing on April 18, 2003. Mr. Merriman's option to purchase 140,000 shares vests on June 18, 2006. Mr. Merriman's option to purchase 80,000 shares vests over a thirty-six month period, commencing on November 1, 2001.

 (6) Twenty-five percent of Mr. Rosenblatt's option to purchase 225,000 shares vested on January 2, 2002, the balance vests in substantially equal installments over the following thirty-six month period. Mr. Rosenblatt's option to purchase 200,000 shares vests on June 18, 2006. Mr. Rosenblatt's option to purchase 300,000 shares vests over a thirty-six month period, commencing on November 1, 2001.

 (7) Mr. Saridakis's option to purchase 60,000 shares vests on June 18, 2006. Mr. Saridakis's option to purchase 100,000 shares vests over a thirty-six month period, commencing on November 1, 2001.

 (8) Mr. Rainey's option to purchase 50,000 shares vests annually over a four year period. One thirty-sixth of Mr. Rainey's option to purchase 1,250 shares (having an exercise price of $5.40 per share) vests over a thirty-six month period, commencing on November 1, 2001. Mr. Rainey's option to purchase 1,250 shares (having an exercise price of $11.13 per share) vests annually over a four year period. Mr. Rainey's option to purchase 1,250 shares (having an exercise price of $13.71 per share) vests monthly over a twelve month period commencing on April 2, 2002.
     Mr. Rainey's option to purchase 50,000 shares vests over a thirty-six month period, commencing on November 1, 2001.

 (9) Twenty-five percent of Mr. Collins's option to purchase 175,000 shares vested on January 2, 2002, the balance vests in substantially equal installments over the following thirty-six month period. Mr. Collins's option to purchase 100,000 shares vests on June 18, 2006. All of Mr. Collins's options will expire on May 31, 2002, ninety days after Mr. Collins ceased to be an employee of the Company, unless otherwise exercised before such date.

(10) Twenty-five percent of Mr. Salzman's option to purchase 225,000 shares vested on July 2, 2002, the balance vests in substantially equal installments over the following thirty-six month period. Mr. Salzman's option to purchase 100,000 shares vests on June 18, 2006.

(11) Includes options for 50,000 shares of Common Stock that are subject to stockholder approval under Proposal Two.

(12) Subject to stockholder approval under Proposal Two.

(13) The vesting schedule for these options will accelerate by one year in the event of a change in control of the Company, and will accelerate in full in the event the optionee's service with the Company is terminated (actually or constructively) other than for misconduct within one year following the change in control.

(14) The vesting schedule for these options will accelerate by one year in the event of a change in control of the Company.

OPTION EXERCISE AND YEAR-END VALUES

    The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 2001 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2001. None of the Named Executive Officers exercised options during 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SHARES                     VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR END                   AT DECEMBER 31, 2001(1)
                                         ---------------------------------       -------------------------------
               NAME                      EXERCISABLE         UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
               ----                      -----------         -------------       -----------       -------------
Kevin P. Ryan.....................        1,301,016(2)         3,441,668(3)      $4,077,874(4)      $3,010,865(5)
Dwight A. Merriman................          945,582              648,890          6,452,102            448,802
David S. Rosenblatt...............          258,375              909,334            595,612          2,084,395
Christopher Saridakis.............          129,416              300,695            361,104            634,247
Brian M. Rainey...................          113,389              173,883            101,095            369,257
Stephen R. Collins(6).............          196,477              475,000            314,500            326,660
Barry M. Salzman..................          214,398              455,311          1,220,491            235,578

---------

(1) These values have been calculated on the basis of the market price of the Company's Common Stock on December 31, 2001 of $11.34 per share, less applicable exercise price per share, multiplied by the number of shares underlying such options.

(2) Includes 24,998 shares underlying the option to purchase shares of Common Stock subject to stockholder approval under Proposal Two.

(3) Includes 475,002 shares underlying the options to purchase shares of Common Stock subject to stockholder approval under Proposal Two.

(4) Includes $134,989, which is the value of the in-the-money option to purchase 24,998 shares of Common Stock subject to stockholder approval under Proposal Two.

(5) Includes $2,295,010, which is the value of the in-the-money option to purchase 425,002 shares of Common Stock subject to stockholder approval under Proposal Two.

(6) The unexercised options will expire on May 31, 2002, ninety days after Mr. Collins ceased to be employed by the Company.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROVISIONS

    There are no employment agreements with our Named Executive Officers. The vesting of all options granted since October 1, 2001 to certain employees at the Vice President level and above accelerate by one year upon the occurrence of a change of control; in addition, the vesting of all options granted since
October 1, 2001 to the Chief Executive Officer and those executives who report directly to the Chief Executive Officer accelerate in full in the event the optionee's service with the Company is terminated (actually or constructively) other than for misconduct within one year following the change of control. Other than those vesting provisions, there are no agreements with our Named Executive Officers that contain a change in control provision.

SEPARATION AGREEMENTS

    On August 6, 2001, the Company entered into a separation letter agreement with Mr. Stephen Collins. Under the terms of the letter agreement, Mr. Collins resigned as Chief Financial Officer, but continued as an employee of the Company and received his regular salary until March 2, 2002. On March 2, 2002, Mr. Collins received a lump sum payment of $7,500 and on March 15, 2002, Mr. Collins received a bonus of $100,500. All outstanding options held by Mr. Collins will expire on May 31, 2002, unless exercised before such date.

    On October 31, 2001, the Company entered into a separation letter agreement with Mr. Barry Salzman. Under the terms of the letter agreement, Mr. Salzman resigned as President, Global Media, but will continue as an employee of the Company and receive his regular salary until June 7, 2002. On March 15, 2002, Mr. Salzman received a bonus of $150,000.

COMMITTEES OF THE BOARD

    The Company has standing Audit and Compensation Committees. The Company does not have a Nominating Committee. The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, and the performance of our independent accountants. The Audit Committee currently consists of Messrs. W. Grant Gregory, Mark E. Nunnelly and Don Peppers. The Compensation Committee of the Board of Directors administers our stock option plans and administers certain of our other benefit plans. The Compensation Committee also provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and our other employees and consultants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm. No interlocking relationship has existed between members of the Company's Compensation Committee and the board of directors or compensation committee of any other company.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 2001, the Board of Directors held nine meetings and acted one time by unanimous written consent. The Compensation Committee held five meetings in 2001. The Audit Committee held four meetings in 2001. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and each committee member attended 75% or more of the meetings held by the committees on which he served.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2001.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) annual bonus and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for 2001 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without our industry internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    Annual Bonus. During the last year, the executive officers of the Company were eligible for discretionary annual bonuses, as determined by the Compensation Committee. Among factors considered in determining the annual bonus were personal performance and the Company's achievement of performance goals as compared to a group of peer companies, which is intended to correlate to stockholder value. The group of peer companies and the performance goals are reviewed annually. The Compensation Committee reviews the individual executive performance and Company targets and approves the amount of actual bonuses awarded.

    Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 4,518,000 shares of Common Stock were granted to executive officers in 2001.

    CEO COMPENSATION. The plans and policies discussed above were the basis for the 2001 compensation of the Company's Chief Executive Officer, Kevin P. Ryan. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary and bonus competitive with that paid by companies within our industry which are of comparable size to the Company and by companies outside of our industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Ryan received a base salary of $291,667 for 2001 and a bonus of $168,000. The Company granted 2,000,000 stock options to Mr. Ryan in 2001 of which 500,000 are subject to stockholder approval of Proposal Two; he currently holds a total of 4,742,684 unexercised stock options, of which 500,000 are subject to stockholder approval.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one calendar year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Amended and Restated 1997 Stock Incentive Plan contains certain provisions which permit the Company, on a grant-by-grant basis, to make awards of stock options (with an exercise price equal to or greater than fair market value of the Common Stock on the date of grant) that will qualify as performance-based compensation so that any compensation deemed paid in connection with those options will be excluded from the 162(m) limitation. The Compensation Committee considers this among all factors taken into account when setting compensation policy and making individual compensation decisions.

    The Compensation Committee does not expect that the compensation to be paid to any of the Company's executive officers for 2001 will exceed the $1 million limit per officer.

                                          THE COMPENSATION COMMITTEE
                                          W. Grant Gregory
                                          Thomas S. Murphy
                                          David N. Strohm

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be 'soliciting material' or to be 'filed' with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

MEMBERSHIP AND ROLE OF AUDIT COMMITTEE

    The Audit Committee consists of the following members of the Company's Board of Directors: W. Grant Gregory, Mark E. Nunnelly and Don Peppers. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

REVIEW WITH MANAGEMENT

    The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

    The audit committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

CONCLUSION

    Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          THE AUDIT COMMITTEE
                                          W. Grant Gregory
                                          Mark E. Nunnelly
                                          Don Peppers

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on February 20, 1998 (the day our shares commenced trading) through December 31, 2001 with the cumulative total return of $100 invested in the Nasdaq Stock Market (U.S.) Index, the Amex Inter@ctive Week Internet Index and a Self-Constructed Peer Group calculated similarly for the same period.


                              [PERFORMANCE GRAPH]


                                                      NASDAQ STOCK       AMEX
                                                         MARKET       INTER@CTIVE
                                   DOUBLECLICK INC.      (U.S.)      WEEK INTERNET   PEER GROUP
                                   ----------------      ------      -------------   ----------
 2/20/98.........................     $  100.00         $100.00         $100.00       $100.00
12/31/98.........................        148.33          128.01          232.76        142.00
12/31/99.........................      1,687.09          237.83          555.98        501.66
12/31/00.........................        146.67          143.05          291.47         89.52
12/31/01.........................        151.20          113.51          160.69         60.10

    In the proxy statement for the Company's 2001 annual meeting of stockholders, the Company compared cumulative total stockholder returns on its Common Stock against a peer group (the 'Old Peer Group') consisting of the following companies: 24/7 Media, Inc., Engage, Inc., L90, Inc., ValueClick, Inc., Terra Networks, S.A. and Cnet, Inc. The Company has included the description of cumulative total stockholder returns for the Old Peer Group and the Amex Inter@ctive Week Internet Index. The Company has selected the Amex Inter@ctive Week Internet Index to better reflect stockholder returns among peers in our industry and the Company does not intend to compare its performance with the Old Peer Group in future proxy statements.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to us, the Company has determined that, during 2001, all filing requirements applicable to its directors and officers were complied with except, due to clerical errors, as follows: (1) one late report by Mr. W. Grant Gregory with respect to a Form 4 to report an acquisition of shares in December 1999; (2) one late report by Mr. Mark Nunnelly with respect to a Form 4, to add one sale in January 1999;
(3) two late reports by Mr. Kevin O'Connor: a Form 5 to add one gift of shares to a charity in August 2000 and a Form 4 to add an acquisition of shares in January 2001; and (4) one late report by Mr. Thomas Etergino with respect to a Form 3.

                            EXPENSES OF SOLICITATION

    We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

    The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2003 annual meeting of stockholders must be received by the Secretary of the Company no later than the close of business on December 19, 2002 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2003 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2003 annual meeting of stockholders that is not described in the 2003 proxy statement unless the Company has received notice of such proposal on or before the close of business on December 19, 2003. However, if the Company determines to change the date of the 2003 annual meeting of stockholders more than 30 days from May 31, 2003, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2003 annual meeting of stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                 OTHER MATTERS

    The Board of Directors knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

New York, New York
April 24, 2002

                                                                         ANNEX A

                                DOUBLECLICK INC.
                           1997 STOCK INCENTIVE PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JUNE 18, 2001)

                                  ARTICLE ONE
                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

    This 1997 Stock Incentive Plan is intended to promote the interests of DoubleClick Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

    Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

    All share numbers in this document reflect both 2-for-1 stock splits effected by the Company on April 5, 1999 and January 10, 2000.

II. STRUCTURE OF THE PLAN

    A. The Plan shall be divided into three separate equity programs:

        (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

        (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

        (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

    B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

    A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

    B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

    C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

    D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option grants or stock issuance thereunder.

    E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV. ELIGIBILITY

    A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

        (i) Employees,

        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

    C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

    D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholder Meetings held in calendar years following the calendar year of the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V. STOCK SUBJECT TO THE PLAN

    A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 37,548,152 shares, subject to the automatic share increases described in Paragraph V.B. below.

Such authorized share reserve is comprised of (i) the 12,000,000 shares transferred from the Predecessor Plan as of the Plan Effective Date, (ii) an additional 2,348,152-share automatic increase effected on January 4, 1999,
(iii) the 16,000,000 share increase approved by the stockholders at the 1999 Annual Stockholders Meeting, (iv) an additional 2,400,000-share automatic increase effected on January 4, 2000, (v) an additional 2,400,000-share automatic increase effected on January 2, 2001, and (vi) an additional 2,400,000-share automatic increase effected on January 2, 2002.

    B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1999 calendar year, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that, effective with the year 2000, no such increase will exceed 2,400,000 shares. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

    C. No one person participating in the Plan may receive options and direct stock issuances for more than 3,000,000 shares of Common Stock in the aggregate per each period of two-calendar years.

    D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

    E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan,
(ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase automatically each year, (iii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under this Plan per two-calendar year period, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

    Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

    A. Exercise Price.

        1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the following:

           (i) cash,

           (ii) check made payable to the Corporation,

           (iii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

           (iv) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

    Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

    C. Effect of Termination of Service.

        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

           (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

           (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Prior to the Section 12 Registration Date, the Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

    F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A. Eligibility. Incentive Options may only be granted to Employees.

    B. Exercise Price. The exercise price per share shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

    C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CHANGE IN CONTROL

    A. Each option outstanding at the time of a Change in Control but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Change in Control, to be assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control transaction, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

    B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent:
(i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

    D. Each option which is assumed (or is otherwise to continue in effect) in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year.

    E. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting, in whole or in part, of one or more outstanding options under the Discretionary Option Grant Program automatically upon the occurrence of a Change in Control, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate, in whole or in part, at the time of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated repurchase rights shall accordingly vest in full at the time of such Change in Control.

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    F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting, in whole or in part, of one or more outstanding options under the Discretionary Option Grant Program upon the Involuntary Termination of the Optionee's Service within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights will immediately terminate at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

    G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

    H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

                                 ARTICLE THREE
                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

    Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

    A. Purchase Price.

        1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

        2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

           (i) cash or check made payable to the Corporation, or

           (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

    B. Vesting/Issuance Provisions.

        1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan

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

    Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards. However, prior to the Section 12 Registration Date, the Plan Administrator may not impose a vesting schedule upon any stock issuance or share rights award effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

        2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

        4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

        5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

II. CHANGE IN CONTROL

    A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

    B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part upon the occurrence of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

    C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon the Involuntary Termination of the Participant's Service within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof),

III. SHARE ESCROW/LEGENDS

    Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR
                         AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

    A. Grant Dates. Option grants shall be made on the dates specified below:

        1. Each individual serving as a non-employee Board member on the Underwriting Date shall automatically be granted at that time a Non-Statutory Option to purchase 20,000 shares of Common Stock.

        2. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 100,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

        3. On the date of each Annual Stockholders Meeting, beginning with the Annual Meeting held in the first calendar year after the calendar year of the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 20,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

    B. Exercise Price.

        1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

    D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 100,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4)-year period measured from the option grant date. Each annual 20,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date.

    E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

        (i) The period of exercising the option shall be limited to a twelve
    (12)-month period measured from the date of the Optionee's cessation of Board service.

        (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at time of his or her cessation of Board service.

        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
    (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

        (iv) In no event shall the option remain exercisable after the expiration of the option term.

        (v) Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding for any and all option shares in which the Optionee is not otherwise at that time vested.

II. CHANGE IN CONTROL

    A. The shares of Common Stock at the time subject to each option outstanding at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    B. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

    C. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE
                                 MISCELLANEOUS

I. FINANCING

    The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock

Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

    A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

        Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

    A. The Discretionary Option Grant and Stock Issuance Programs became effective immediately upon the Plan Effective Date. However, the Automatic Option Grant Program became effective on the Underwriting Date.

    B. The Plan was amended by the Board on April 9, 1999 and approved by the stockholders at the 1999 Annual Meeting, in order to increase the share reserve under the Plan by an additional Sixteen Million (16,000,000) shares and to limit the annual automatic share increase to 2,400,000 shares annually. The Plan was amended by the Board effective June 18, 2001 and approved by the stockholders at the 2002 Annual Meeting in order to amend the limit in effect under
Section V.C. of Article One.

    C. The Plan serves as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

    D. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

    E. The Plan shall terminate upon the earliest of (i) November 6, 2007,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT OF THE PLAN

    A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

    B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

    A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

    B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

    The following definitions shall be in effect under the Plan:

    A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

    B. Board shall mean the Corporation's Board of Directors.

    C. Change in Control shall mean any of the following transactions:

        (i) a merger or consolidation approved by the Corporation's stockholders in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

        (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

        (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

    In no event shall any of the following transactions be deemed to constitute a Change in Control:

         -- the initial public offering of the Common Stock or any secondary offerings of the Common Stock in the open market; or

         -- any other direct issuance of securities by the Corporation effected primarily for the purpose of raising additional capital or funding for the business operations of the Corporation or any Parent or Subsidiary.

    D. Code shall mean the Internal Revenue Code of 1986, as amended.

    E. Common Stock shall mean the Corporation's common stock.

    F. Corporation shall mean DoubleClick Inc., a Delaware corporation, and its successors.

    G. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

    H. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

    I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

    K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

        (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

    L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

    M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

    N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

    O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

    P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

    Q. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant and Automatic Option Grant Program.

    R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

    T. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    U. Plan shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

    V. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

    W. Plan Effective Date shall mean November 7, 1997, the date on which the Plan was adopted by the Board.

    X. Predecessor Plan shall mean the Corporation's pre-existing 1996 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

    Y. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

    Z. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

    AA. Section 12 Registration Date shall mean February 19, 1998, which was the date on which the Common Stock was first registered under Section 12 of the 1934 Act.

    BB. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    CC. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    DD. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

    EE. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

    FF. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

    GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    HH. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

    II. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

    JJ. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

    KK. Underwriting Date shall mean February 19, 1998, which was the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.

                                             WE SEE THE FUTURE,
                                                            AND IT'S PAPERLESS.

                YOU LIVE, WORK AND INVEST IN THE DIGITAL WORLD.
                                                    NOW YOU CAN VOTE THERE TOO.

DoubleClick is pleased to offer both online proxy voting and online delivery of all future investor materials. Online voting is fast, convenient and completely confidential.

                                                                   PROXY VOTING

To vote online, visit www.doubleclick.com/future/, then follow the steps below:

    1. Click the link to go to proxyvote.com

    2. Click 'Submit voting instructions over the secure site.'

    3. Enter your 12-digit Control Number, found in the shaded box on the right hand side of your Voting Instruction Form, included with the enclosed materials.

    4. Read your Proxy Statement and cast your votes on the proposals.

                                                                  EMAIL UPDATES

Before you submit your votes, don't forget to register to receive future shareholder information via email. By registering, you're helping to reduce paper waste and save the environment.

Do NOT mail the enclosed Voting Form if you vote online. To vote by mail or phone, follow the instructions on the Voting Instruction Form.

FORM OF PROXY                                                         Appendix I


                                DOUBLECLICK INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2002

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

         The undersigned stockholder of DoubleClick Inc. hereby appoints Kevin
P. Ryan and Bruce D. Dalziel, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of DoubleClick Inc. to be held at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 47th Floor, New York, New York on May 29, 2002 at 9:00 a.m. (New York time).

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

         NOMINEES: Dwight A. Merriman, Kevin P. Ryan and David N. Strohm


[ ] FOR ALL                  [ ] WITHHOLD ALL               [ ] FOR ALL EXCEPT:


         INSTRUCTION: To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name(s) on the space provided below.

-------------------------------------------------------------------------------

2. APPROVAL OF AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

[ ] FOR                      [ ] AGAINST            [ ] ABSTAIN WITH RESPECT TO


         the proposal to approve the Amended and Restated 1997 Stock Incentive Plan as described in the Proxy Statement.

3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

[ ] FOR                      [ ] AGAINST            [ ] ABSTAIN WITH RESPECT TO

         the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


                                       -----------------------------------------

                                       -----------------------------------------
                                       Name(s) of Stockholder

                                       -----------------------------------------

                                       -----------------------------------------
                                       Signature(s) of Stockholder
                                       Dated
                                       -----------------------------------------